Exhibit 99.1

EXPRESS, INC. (EXPR) PROVIDES PRELIMINARY SECOND QUARTER 2023 RESULTS; ANNOUNCES FURTHER STRATEGIC ACTIONS AND GOAL TO DELIVER $200 MILLION IN ANNUALIZED SAVINGS BY 2025

Second quarter 2023 net sales and diluted loss per share expected to be in the range of previously-announced outlook

Board of Directors authorizes a 1-for-20 reverse stock split

Columbus, Ohio – August 17, 2023 – Fashion apparel retailer Express, Inc. (NYSE: EXPR) (the “Company”) today announced certain preliminary financial results for the second quarter 2023, including net sales which are expected to be in the range of its previously-announced outlook of $400 million to $450 million, and diluted loss per share which is expected to be in the range of its previously-announced outlook of $0.50 to $0.60.

“We expect second quarter net sales and diluted loss per share to be within the ranges of our outlook. Net sales for the Express brand improved sequentially throughout the second quarter driven by the corrective actions we have taken to address imbalances in our women’s assortment architecture. These results give us confidence that we will continue to see improvement in net sales for the Express brand in the back half of the year,” said Tim Baxter, Chief Executive Officer. “Additionally, the integration of the Bonobos brand into our omnichannel platform and its performance are on track.”

“As we transform EXPR to create shareholder value, we are committed to driving long-term profitable growth and delivering positive free cash flow in our core Express business. We are conducting a comprehensive review of our business model to identify actions that we believe will meaningfully reduce pre-tax costs and enable a more efficient and effective organization. Today we are announcing a goal to deliver $150 million in annualized expense reductions by 2025 versus 2022 and have already identified and implemented $80 million for 2023 and $120 million for 2024. In addition, we are also aggressively pursuing at least $50 million in gross margin expansion opportunities by leveraging efficiencies in sourcing, production and the supply chain,” continued Baxter.

In May 2023, the Company announced it had identified and implemented $65 million of annualized cost reductions for fiscal 2023 versus fiscal 2022. Today the Company announced an additional $15 million of savings for a total of $80 million in annualized cost reductions identified and implemented for fiscal 2023. The annualized cost reductions of $120 million for fiscal 2024 include a workforce reduction which is expected to generate savings of approximately $30 million.

Charges associated with the workforce reduction are estimated to be approximately $5 million and were recognized in the second quarter of 2023.

The preliminary financial results included in this press release are unaudited and based on information available to the Company as of the date of this press release. Our actual financial results for the second quarter of 2023 may differ (and such differences may be material) from these preliminary estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that our full financial statements for the second quarter of 2023 are finalized. As a result, you should not place undue reliance on these preliminary estimates, as they may differ materially from our actual results, including as a result of the factors discussed under “Forward-Looking Statements” below.

1-for-20 Reverse Stock Split

On August 14, 2023, the Board of Directors authorized the implementation of a 1-for-20 reverse stock split of the Company’s common stock. The reverse stock split is expected to be effected after market close on or about August 30, 2023 (the “Effective Date”), with shares of the Company’s common stock expected to begin trading on a split-adjusted basis at market open on or about August 31, 2023. Following the reverse stock split, the Company’s common stock will continue to trade on New York Stock Exchange (NYSE) under the symbol “EXPR” with the new CUSIP number, 30219E 202. The implementation of the reverse stock split is expected to regain compliance with the minimum price criteria set forth in the continued listing standards of the New York Stock Exchange.

About EXPR

EXPR is a multi-brand fashion retailer whose portfolio includes Express, Bonobos and UpWest. The Company operates an omnichannel platform as well as physical and online stores. Grounded in a belief that style, quality and value should all be found in one place, Express is a brand with a purpose - We Create Confidence. We Inspire Self-Expression. - powered by a styling community. Bonobos is a menswear brand known for exceptional fit and an innovative retail model. UpWest is an apparel, accessories and home goods brand with a purpose to Provide Comfort for People & Planet.

The Company has over 530 Express retail and Express Factory Outlet stores in the United States and Puerto Rico, the express.com online store and the Express mobile app; over 60 Bonobos Guideshop locations and the Bonobos.com online store; and 13 UpWest retail stores and the UpWest.com online store. EXPR is traded on the NYSE under the symbol EXPR. For more information about our Company, please visit www.express.com/investor and for more information about our brands, please visit www.express.com, www.bonobos.com or www.upwest.com.

Forward-Looking Statements

Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) statements regarding the Company’s preliminary financial results for the second quarter of 2023, including estimated net sales and diluted earnings (loss) per share, and (2) statements regarding the Company’s workforce reduction and other cost reduction actions, including, but not limited to, charges associated with the workforce reduction and the financial benefits (and the timing of the realization of such benefits) expected from such actions. You can identify these forward-looking statements by the use of words in the future tense and statements accompanied by words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads” or the negative version of these words or other comparable words. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the duration and severity of ongoing negative macroeconomic conditions caused by the COVID-19 pandemic and their future impact on our business operations, financial condition, liquidity and cash flow; (3) geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and increased tensions between China and Taiwan; (4) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (5) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors including selling through inventory at an appropriate price; (6) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, inventory levels, and sales mix between stores and eCommerce; (7) customer traffic at malls, shopping centers, and at our stores; (8) competition from other retailers; (9) our dependence on a strong brand image; (10) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers, including our efforts to optimize our omni-channel platform through our partnership with WHP Global; (11) the failure or breach of information systems upon which we rely; (12) our ability to protect customer data from fraud and theft; (13) our dependence upon third parties to manufacture all of our merchandise; (14) changes in the cost of raw materials, labor, and freight; (15) labor shortages and supply chain disruption; (16) our dependence upon key executive management; (17) our ability to execute our growth strategy, EXPRESSway Forward, including, but not limited to, engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (18) our substantial lease obligations; (19) our reliance on third parties to provide us with certain key services for our business; (20) impairment charges on long-lived assets; (21) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (22) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (23) restrictions imposed on us under the terms of our current credit facility, including asset based requirements related to inventory levels, ability to make additional borrowings, and restrictions on the ability to effect share repurchases; (24) our inability to maintain compliance with covenants in our current credit facility; (25) changes in tax requirements, results of tax audits, and other factors including timing of tax refund receipts, that may cause fluctuations in our effective tax rate; (26) changes in tariff rates; (27) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption, (28) risks related to our strategic partnership with WHP Global; (29) our ability to realize the expected strategic and financial benefits of the Bonobos acquisition; (30) our failure to regain compliance with the continued listing requirements of the New York Stock Exchange, or any future failure to meet those requirements; and (31) the financial and other effects of our workforce reduction and other cost reduction actions. These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors in Express, Inc.’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Investor Contact

Greg Johnson

VP, Investor Relations

gjohnson@express.com

614-474-4890